UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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MEADE INSTRUMENTS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 29, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Meade Instruments Corp. (the “Company”) to be held on August 6, 2009. The Company sincerely hopes you will be able to attend the meeting, which will be held at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, beginning at 10:00 a.m., local time.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement.

The members of the Board of Directors and management look forward to personally greeting as many stockholders as possible at the Annual Meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

Steven G. Murdock
Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL 2 APPROVAL OF STAND-ALONE STOCK OPTION AGREEMENT
PROPOSAL 3
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
ANNEX A STAND-ALONE STOCK OPTION AGREEMENT
EXHIBIT A MEADE INSTRUMENTS CORP. EXERCISE AGREEMENT
ANNEX B AMENDMENT TO CERTIFICATE OF INCORPORATION

MEADE INSTRUMENTS CORP.
27 Hubble
Irvine, California 92618

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 6, 2009

The Annual Meeting of Stockholders of Meade Instruments Corp., a Delaware corporation (“Meade” or the “Company”), will be held at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, beginning at 10:00 a.m., local time, on August 6, 2009 for the following purposes:

(1) To elect Paul D. Sonkin, Steven G. Murdock, Frederick H. Schneider, Jr., Timothy C. McQuay and Michael R. Haynes to the Board of Directors for a one-year term expiring at the 2010 Annual Meeting of Stockholders;

(2) To approve a Stand-Alone Stock Option Agreement;

(3) To approve an amendment to the Company’s Certificate of Incorporation to (i) effect a reverse stock split of the Company’s Common Stock in the ratio of one-for-twenty and (ii) reduce the number of authorized shares of Common Stock to Two Million Five Hundred Thousand (2,500,000);

(4) To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for Fiscal 2010; and

(5) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for proposals (1), (2), (3) and (4) above.

The Board of Directors has fixed June 21, 2009 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, at 27 Hubble, Irvine, California 92618, during the ten-day period preceding the Annual Meeting.

By Order of the Board of Directors

John A. Elwood
Senior Vice President of Finance & Administration and
Chief Financial Officer

Irvine, California
June 29, 2009

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

MEADE INSTRUMENTS CORP.
27 Hubble
Irvine, California 92618

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.  Q:  Why am I receiving this Proxy Statement and the other enclosed materials?

A: The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Meade Instruments Corp. (“Meade” or the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on August 6, 2009 (the “Annual Meeting” or “2009 Annual Meeting”), at 10:00 a.m. local time, at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, and at any adjournment thereof. A proxy is a legal designation of another person to vote the stock you own. This Proxy Statement and the accompanying proxy are intended to be mailed to stockholders on or about July 1, 2009.

2.  Q:  Who is entitled to vote at the 2009 Annual Meeting?

A: The Board set June 21, 2009 as the record date for the Annual Meeting. All stockholders who owned Meade Common Stock on June 21, 2009 are entitled to vote. On June 21, 2009, there were 23,346,328 shares of Meade Common Stock outstanding. On each proposal considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on June 21, 2009.

3.  Q:  What proposals will be voted on at the 2009 Annual Meeting?

A: (1) The election of Paul D. Sonkin, Steven G. Murdock, Frederick H. Schneider, Jr., Timothy C. McQuay and Michael R. Haynes to the Board of Directors for a one-year term expiring at the 2010 Annual Meeting of Stockholders;

(2) The approval of a Stand-Alone Stock Option Agreement;

(3) The approval of an amendment to the Company’s Certificate of Incorporation to (i) effect a reverse stock split of the Company’s Common Stock in the ratio of one-for-twenty and (ii) reduce the number of authorized shares of Common Stock to Two Million Five Hundred Thousand (2,500,000);

(4) The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm; and

(5) The transaction of such other business as may properly come before the 2009 Annual Meeting and at any adjournment thereof.

4.  Q:  How does the Board recommend I vote my shares?

A: The Board recommends that you vote your shares “FOR” the nominees to the Board of Directors, “FOR” the approval of the Stand-Alone Stock Option Agreement, “FOR” the amendment to the Company’s Certificate of Incorporation to effect the reverse stock split and to reduce the number of authorized shares, and “FOR” the appointment of the independent registered public accounting firm.

5.  Q:  How are votes counted?

A: The results of votes cast by proxy are tabulated and certified by the Company’s transfer agent, ComputerShare Trust Company, N.A. Then, votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a “quorum,” that is, holders of a majority of the outstanding shares entitled to vote.

6.  Q:  How will my proxy be voted?

A: If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions, be voted “FOR” proposals (1), (2), (3) and (4) above.

7.  Q:  What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A: Those terms refer to the following. You are a:

“Stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent, ComputerShare Trust Company, N.A. You are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use.

“Beneficial owner” if your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee. You are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the Annual Meeting.

8.  Q:  What are “broker non-votes”?

A: If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. Brokers that hold shares of the Company’s Common Stock for a beneficial owner typically have authority to vote for on “routine” proposals when they have not received instructions from the beneficial owner in advance of the Annual Meeting. “Broker non-votes” are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

9.  Q:  How do I vote?

A: You can vote either by completing, signing and dating the proxy card you received with this Proxy Statement and returning it in the envelope provided or, by attending the Annual Meeting and voting in person if you are a stockholder of record. If you are a beneficial owner of your shares, then you must bring to the Annual Meeting a copy of a brokerage statement reflecting your stock ownership as of June 21, 2009. Regardless of how you own your shares, you must also bring appropriate positive identification, in order to vote at the Annual Meeting.

Once you have submitted your proxy card, you have the right to revoke your proxy at any time before it is voted by:

(1) Notifying the Corporate Secretary in writing at 27 Hubble, Irvine, California 92618, the principal executive office of the Company;

(2) Returning a later-dated proxy card; or

(3) Attending the Annual Meeting and voting in person (upon showing proper evidence of your ownership of your shares).

10.  Q:  What is the voting requirement to approve each of the proposals?

A: In order to hold a valid meeting, a quorum must be present or represented by proxy at the Annual Meeting. As explained above, abstentions and broker non-votes will be counted as present for quorum purposes. Once a quorum is established, each proposal has specific voting requirements as follows:

Proposal 1.  For the purpose of electing the directors, you may give each candidate one vote for each share you hold. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. In addition, abstentions or broker non-votes will not affect the amount of votes cast for a candidate. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card. Stockholders do not have the right to cumulate votes in the election of directors.

Proposal 2.  For the purpose of approving the Stand-Alone Stock Option Agreement, approval requires the affirmative vote of the majority of the votes present or represented by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting. Abstentions with respect to this proposal will have the same effect as negative votes. Broker non-votes as to this proposal, however, will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of this proposal.

Proposal 3.  For the purpose of approving the amendment to the Company’s Certificate of Incorporation, approval requires the affirmative vote of holders of a majority of the Company’s outstanding Common Stock. As a result, both abstentions and broker non-votes with respect to this proposal will have the same effect as negative votes.

Proposal 4.  For the purpose of ratifying the appointment of Moss Adams LLP, ratification requires the affirmative vote of the majority of the votes present or represented by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting. Abstentions with respect to this proposal will have the same effect as negative votes. Broker non-votes as to this proposal, however, will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for ratification of this proposal.

11.  Q:  What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

A: The Board is not presently aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your signed proxy card gives authority to each of Steven G. Murdock and John A. Elwood, or if both become unavailable, to an alternate to be determined by the Board, to act as the proxy designated for the Annual Meeting, to vote on those matters in his discretion.

12.  Q:  Who pays for the cost of soliciting proxies?

A: The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 6, 2009:

Copies of the Notice of Meeting, this Proxy Statement, the form of Proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009 are available at http://www.meade.com/2009proxymaterials.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than three nor more than fifteen, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The authorized number of directors of the Company is currently set at five directors. All of the directors were previously elected to their present terms of office by the stockholders of the Company at the Company’s 2008 Annual Meeting, except for Michael R. Haynes who was appointed by the Board of Directors effective May 5, 2009. At the 2009 Annual Meeting, all of the current directors have been nominated for election to the Board of Directors, each for a one-year term or until election and qualification of their successors.

The accompanying proxy solicited by the Board of Directors will be voted for the election of the nominees named below, each for a one-year term or until election and qualification of their successors, unless the proxy card is marked to withhold authority to vote for such nominees.

Nominees for the Board of Directors

Set forth below is information regarding the nominees to the Board of Directors. Ages shown are as of June 1, 2009.

			First Elected/Appointed
Name	Position(s) with the Company	Age	as a Director

Timothy C. McQuay(1)(2)(3)	Chairman of the Board, Chairman of the Nominating and Governance Committee and Director	57	1997
Paul D. Sonkin(2)(3)	Chairman of the Compensation Committee and Director	41	2006
Frederick H. Schneider, Jr.(1)(2)(3)	Chairman of the Audit Committee and Director	53	2004
Steven G. Murdock	Director and Chief Executive Officer	57	1996
Michael R. Haynes(1)	Director	58	2009

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

Business Experience of Nominees for Reelection to the Board of Directors

Business Experience
Name	and Directorships

Steven G. Murdock	Steven G. Murdock has been the Company’s Chief Executive Officer since February 2009. From May 2006 to February 2009, he was a consultant. Previously, he served as the Company’s Chief Executive Officer from June 2003 to May 2006 and as its President and Chief Operating Officer from October 1990 to June 2003. From May 1980 to October 1990, Mr. Murdock served as the Company’s Vice President of Optics. From November 1968 to May 1980, Mr. Murdock worked as the optical manager for Coulter Optical, Inc., an optics manufacturer. Mr. Murdock received a BS degree in business administration from California State University at Northridge.

Business Experience
Name	and Directorships

Paul D. Sonkin	Paul D. Sonkin has served as the Chief Investment Officer to Hummingbird Value Fund, L.P., a Delaware limited partnership, since its inception in December 1999, to Hummingbird Microcap Value Fund, LP, since its inception in March 2002, to Hummingbird Concentrated Fund, LP, since its inception in January 2004, and to Tarsier Nanocap Value Fund, LP, since its inception in June 2005. Since January 1998, Mr. Sonkin has served as an adjunct professor at Columbia University Graduate School of Business, where he teaches courses on securities analysis and value investing. From May 1998 to May 1999, Mr. Sonkin was a senior analyst at First Manhattan & Co., a firm that specializes in mid and large cap value investing. From May 1995 to May 1998 Mr. Sonkin was an analyst and portfolio manager at Royce & Associates, which practices small and micro cap value investing. Mr. Sonkin is a member of the Board of Directors of Conihasset Capital Partners, Inc. and QueryObject Systems Corp. Mr. Sonkin received an MBA from Columbia University and a BA degree in Economics from Adelphi University.

Timothy C. McQuay	Timothy C. McQuay has served as Managing Director of B. Riley & Co., an investment banking firm, since September 2008. Previously, he served as a Managing Director—Investment Banking at A.G. Edwards & Sons, Inc. from August 1997 to December 3, 2007. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank. Mr. McQuay received an AB degree in economics from Princeton University and a MBA degree in finance from the University of California at Los Angeles. He serves as a member of the Board of Directors of BSD Medical, Inc.

Business Experience
Name	and Directorships

Frederick H. Schneider, Jr.	Frederick H. Schneider, Jr. has served as the Chief Financial Officer and as a director of Skechers USA, Inc. since January 2006. From July 2004 to January 2006, Mr. Schneider served as Senior Managing Director of Pasadena Capital Partners, LLC, a private equity investment firm. Prior to working at Pasadena Capital Partners, LLC, Mr. Schneider was an independent private equity investor and consultant. From September 1994 to January 1998, he served as Chief Financial Officer and Principal of Leonard Green & Partners, L.P., a merchant banking firm. From June 1978 to September 1994, he was employed by KPMG Peat Marwick, including five years as an Audit and Due Diligence Partner. Mr. Schneider received a BA degree in accounting and management from Ambassador College. He serves as a member of the Board of Directors of Sport Chalet, Inc.

Michael R. Haynes	Michael R. Haynes, has served as the Chief Executive Officer of MCH Enterprises, a private investment banking and consulting firm since March 2009. From 2003 to 2009, Mr. Haynes was Chief Executive Officer and a member of the Board of Directors of Collectors Universe, Inc. Prior to joining Collectors Universe, Inc., Mr. Haynes served as member of the Board of Directors and President of Tangible Asset Galleries, Inc. from 2000 to 2002. Mr. Haynes has also served as a member of the board of directors, president, chief operating officer or chief financial officer of seven different public and private companies engaged in the specialty retail, distribution, e-commerce and manufacturing businesses from 1974 to 2000. Concurrent with these positions, Mr. Haynes also was one of the co-founding board members of the Industry Council for Tangible Assets, a Washington, D.C. trade association. Mr. Haynes holds a Master’s Degree in Business and a Bachelor of Science Degree in Mechanical Engineering, both from Southern Methodist University. Mr. Haynes has earned the designation as a Certified Public Accountant, a Certified Financial Planner and a Certified Professional Director as accredited by ISS Governance Services.

Required Vote

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1 is required for approval of Proposal 1.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the election of all of the above nominees.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

The standing committees of the Board of Directors consist of a Compensation Committee, a Nominating and Governance Committee and an Audit Committee. During Fiscal 2009, the Board of Directors held 28 meetings. All directors attended 75% or more in the aggregate of the total meetings of the Board of Directors and the total meetings of the Committees of the Board of Directors on which they served. All the Company’s directors attended the 2008 Annual Meeting of Stockholders. No member of any Committee is either an officer or employee of the Company, each of the members of each Committee is “independent” as defined by the listing standards of the NASDAQ Stock Market LLC (the “NASDAQ Stock Market”) and applicable law.

Compensation Committee.

The Compensation Committee of the Board of Directors is responsible for establishing and governing the compensation and benefit practices of the Company. As of February 28, 2009, the Compensation Committee was comprised of Messrs. Sonkin (Chairman), Schneider and McQuay. The Compensation Committee responsibilities are set forth in the Company’s Amended and Restated Compensation Committee Charter, last amended by the Board of Directors as of June 13, 2008 (the “Compensation Committee Charter”). A copy of the Company’s Compensation Committee Charter is available on the Company’s website at www.meade.com. During Fiscal 2009, the Compensation Committee held 1 meeting.

All members of the Compensation Committee must be independent directors (as determined by the Board) under the independence requirements of the NASDAQ Stock Market listing standards and applicable law, and must qualify as nonemployee directors under Rule 16b-3 and outside directors under Internal Revenue Code Section 162(m) and applicable law. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two (2) Board members. At all times during Fiscal 2009, the Compensation Committee consisted of at least three (3) Board members, each of whom the Board has affirmatively determined satisfies these independence requirements; provided, however, Mr. Sonkin does not qualify as a nonemployee director under Rule 16b-3. As a result, the Compensation Committee has established an Equity Compensation Subcommittee (as described below) of which he is not a member. Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•	establish the general compensation policies of the Company, specifically, reviewing and approving the compensation of the Company’s Chief Executive Officer, as well as reviewing the compensation of the Company’s other executive officers and key employees;

•	evaluate the Chief Executive Officer’s performance (and, in consultation with the Chief Executive Officer, evaluate the other executive officers’ performance) in connection with each person’s goals and objectives;

•	set executive officers’ compensation levels based on such evaluations and other factors deemed appropriate, including the Company’s performance and relative stockholder return, the value of incentive awards to executive officers at comparable companies and the awards given to the Company’s officers in past years;

•	oversee directly (or at times through the use of a subcommittee as described below) and approve the grant of awards, including options and restricted shares or other awards under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”);

•	oversee the Company’s employee benefit plans;

•	review and approve significant employment, separation, severance and other contracts having any compensatory effect or purpose;

•	review and assist the Board in developing succession plans for executive officers;

•	review and recommend to the Board appropriate director compensation programs for non-employee directors;

•	develop and periodically assess the Compensation Committee’s compensation policies;

•	have express authority to retain and terminate any compensation consulting firm used to evaluate executive or director compensation, including to approve the consulting firm’s fees and other retention terms;

•	review and reassess the adequacy of the Compensation Committee Charter as the Committee deems necessary and recommend any proposed changes to the Board for approval and publish the Compensation Committee Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee;

•	timely prepare and approve the compensation discussion and presentation to be included in the Company’s annual proxy statement, if applicable; and

•	perform any other activities consistent with the Charter.

The Board has delegated authority to a subcommittee of the Compensation Committee to grant equity-based awards (including stock options and/or restricted stock) to employees of the Company. This subcommittee (the “Equity Compensation Subcommittee”) is comprised of Messrs. Schneider and McQuay. As a result of Mr. Sonkin’s participation in the Company’s private issuance of Common Stock in Fiscal 2008, Mr. Sonkin is not a member of the Equity Compensation Subcommittee and therefore does not participate in the determination of any equity awards granted pursuant to the 2008 Plan. In addition, any other equity-based awards to officers, including those subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are made by the Equity Compensation Subcommittee.

As indicated above, pursuant to the Compensation Committee Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers). The Compensation Committee has, in the past, retained the services of a compensation consulting firm. In addition, from time to time, management has consulted with its own outside advisors to assist in analyzing and preparing recommendations to the Compensation Committee regarding compensation programs and levels.

Generally, the Company’s Chief Executive Officer, after consultation with legal counsel when appropriate, recommends to the Compensation Committee the salary, annual bonus and long-term compensation levels for senior officers, including the other Named Executive Officers, in accordance with the Compensation Committee Charter. The Chief Executive Officer works closely with legal counsel, together with input from the Human Resources Department when deemed appropriate, in order to establish recommendations for the Compensation Committee regarding the compensation package for the members of senior management, including the Named Executive Officers. Other Named Executive Officers, such as the Company’s Chief Financial Officer, periodically provide financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. The Company’s other executive officers, including the other Named Executive Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to the Company’s Named Executive Officers and the Company’s other members of senior management.

Nominating and Governance Committee.

As of February 28, 2009, the Nominating and Governance Committee was comprised of Messrs. McQuay (Chairman), Schneider and Sonkin. As set forth in the Company’s Amended and Restated Nominating and Governance Committee Charter, the Nominating and Governance Committee’s functions include establishing criteria for selecting new directors, identifying individuals qualified to become Board members, selecting or recommending director nominees and developing and recommending corporate governance principles for the Company. The Nominating and Governance Committee will consider stockholder proposals for nominees to the Board of Directors. For the procedures related to such stockholder proposals please see “Other Matters—Matters Presented By Stockholders.” A copy of the Company’s Amended and Restated Nominating and Governance Committee Charter is available on the Company’s website at www.meade.com. During Fiscal 2009, the Nominating and Governance Committee held 1 meeting.

Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ Stock Market listing standards and applicable law. While the Nominating and

Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the affairs of the Company; (e) each director should represent the long-term interests of the stockholders as a whole; and (f) each director should be selected such that the Board represents a diversity of backgrounds and experience. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next Annual Meeting of Stockholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Audit Committee.

As of February 28, 2009, the Audit Committee was comprised of Messrs. Schneider (Chairman) and McQuay. Mr. Haynes was appointed to the Audit Committee by the Board of Directors effective May 5, 2009. The Board of Directors has determined that Messrs. Schneider and Haynes have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards and qualify as “audit committee financial experts” within the meaning of the SEC regulations. The Board of Directors has also determined that each of the members of this Committee is an “independent director” as defined in Rule 5605(a)(2) of the Marketplace Rules of the National Association of Securities Dealers, Inc. and meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. As set forth in the Company’s Second Amended and Restated Audit Committee Charter, the Audit Committee’s functions include reviewing the financial reporting process, the Company’s internal control systems, the audit process and the Company’s process for monitoring compliance with laws and regulations, and recommending to the Board of Directors the engagement of and determining the independence of the Company’s independent accountants. A copy of the Company’s Second Amended and Restated Audit Committee Charter is available on the Company’s website at www.meade.com. During Fiscal 2009, the Audit Committee held 2 meetings.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act, or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and reviewing the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During Fiscal 2009, the Audit Committee met and held discussions with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for Fiscal 2009 with management and the independent accountants.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Committee discussed with the independent accountants the accounting firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2009 filed with the SEC.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Frederick H. Schneider, Jr. (Chairman)
Timothy C. McQuay
Michael R. Haynes

Code of Ethics

The Company has adopted a Code of Ethical Standards and Business Practices that applies to all of the Company’s employees, including its Chief Executive Officer, Chief Financial Officer, and other financial personnel. The Code of Ethical Standards is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Ethical Standards and Business Practices is available on the Company’s website at www.meade.com. If the Company makes any substantive amendments to the Code of Ethical Standards and Business Practices or grants any waiver, including any implicit waiver, from a provision of the Code to its Chief Executive Officer, Chief Financial Officer or other executive officers, it will disclose the nature of such amendment or waiver on its website.

Stockholder Communications

Stockholders may communicate with the Company’s Board of Directors care of the Corporate Secretary, Meade Instruments Corp., 27 Hubble, Irvine, California 92618. All communications to the entire Board or to any individual member of the Board will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate officer. Any items not forwarded pursuant to this policy will be made available to any director who requests them. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll free call in the United States to the Company’s Corporate Governance Hotline at (888) 541-4708. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.

Relationship With Independent Accountants

Effective February 24, 2006, the Company dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm.

Subsequent to the dismissal of Pricewaterhouse Coopers LLP, the Company engaged the accounting firm of Moss Adams LLP as its new independent registered public accounting firm. The Audit Committee has appointed Moss Adams LLP to continue as the Company’s independent registered public accounting firm for Fiscal 2010.

Fees Paid to Independent Auditors

The Company was billed an aggregate of approximately $107,000 by PricewaterhouseCoopers LLP for professional services for the fiscal year ended February 29, 2008. The Company was also billed an aggregate of approximately $365,000 and $384,967 by Moss Adams LLP for professional services for the fiscal years ended

February 29, 2008 and February 28, 2009, respectively. The table below sets forth the components of these aggregate amounts.

Type of Fee	2/29/08	2/29/08	2/28/09	2/28/09
	PWC	MA	PWC	MA

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Form 10-Qs	—	284,000	—	260,495
Audit-Related Fees — services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including reviews of registration statements filed with the SEC	50,000	73,000	—	124,472
Tax Fees — professional services rendered for tax compliance, tax consulting and tax	57,000	8,000	—	—
All Other Fees — related primarily to the Company’s internal investigation of its stock option grant practices	—	—	—	—

Audit Committee Pre-Approval Policies and Procedures.

The Charter for the Audit Committee of the Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by the Company’s independent auditors. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent auditors to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by the Company’s independent auditors during Fiscal 2008 and Fiscal 2009.

Independence

The Board of Directors has determined that each of the directors, other than Steven G. Murdock (the Company’s current Chief Executive Officer) and Steven Muellner (the Company’s former Chief Executive Officer who is no longer a director), was “independent” under the applicable rules of the NASDAQ Stock Market listing standards for the Company’s fiscal year ending February 28, 2009.

Director Compensation — Fiscal 2009

Directors who are also employees of the Company are reimbursed for expenses incurred in attending meetings of the Board but do not otherwise receive compensation for serving as directors of the Company. The compensation paid to any director who was also one of the Company’s employees during Fiscal 2009 is presented below in the Summary Compensation Table — Fiscal 2009 and the related explanatory tables. Such employee-directors are generally not entitled to receive additional compensation for their services as directors. Each director who is not an employee of the Company (referred to herein as “Non-Employee Directors”) is entitled to receive compensation consisting of an annual retainer, fees for committee chairmanship and annual option awards as set forth below.

Annual Retainer and Chairmanship Fees

The following table sets forth the schedule of annual retainers and Chairmanship fees for each Non-Employee Director in effect during Fiscal 2009:

Dollar
Type of Fee	Amount

Annual Board Retainer*	$30,000
Additional Annual Fee to Chair of Audit Committee	$1,500
Additional Annual Fee to Chair of Compensation Committee	$1,500
Additional Annual Fee to Chair of Nominating and Governance Committee	$1,500

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors and attending meetings.

*	The annual board retainer was reduced to $10,000 as of February 1, 2009. In addition, although Steven G. Murdock is now an employee of the Company, he will continue to receive the annual board retainer since his annual base salary is $1.00.

Equity Awards to Non-Employee Directors

The Company’s 2008 Plan provides for the automatic granting of stock options to Non-Employee Directors. Each time a new Non-Employee Director is elected, an option to purchase 5,000 shares of Common Stock is automatically granted to such Non-Employee Director at the then fair market value of the Common Stock. In addition, Non-Employee Directors receive an additional grant of 5,000 options on the date of each Annual Meeting of Stockholders after which such director will continue in office, provided that any new Non-Employee Director will only receive one automatic grant during the year in which such director is elected. All options granted to Non-Employee Directors are non-qualified stock options and vest ratably over the three-year period following the date of the grant. The option exercise price is the fair market value or closing price of the Company’s Common Stock as of the date of grant. The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. However, Non-Employee Directors are entitled to dividends with respect to shares purchased under an option at the same rate as of the Company’s other stockholders.

The following table presents information regarding the compensation paid during Fiscal 2009 to Non-Employee Directors:

	Fees Earned or	Option	Stock
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(3)	($)

Harry L. Casari(4)	27,500	7,267	—	34,767
Timothy C. McQuay	29,833	7,267	—	37,100
Paul D. Sonkin	29,833	3,743	—	33,576
James M. Chadwick(4)	27,500	3,743	—	31,243
Frederick H. Schneider, Jr.	29,833	7,267	—	37,100
Steven G. Murdock(5)	28,333	3,979	—	32,312

(1)	The amounts reported as Option Awards above reflect the aggregate dollar amounts recognized for financial statement reporting purposes with respect to Fiscal 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used in connection with the stock options reported as Option Awards above, please see the discussion of stock and option awards contained in Note 6 “Summary of Significant Accounting Policies — Stock-based compensation” and Note 13 “Stock Incentive Plan” to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report filed on Form 10-K for Fiscal 2009, which notes are incorporated herein by reference.

(2)	As described above, each of the Company’s Non-Employee Directors was automatically granted an award of 5,000 stock options in connection with the Company’s Annual Meeting on July 10, 2008. The exercise price of each stock option awarded was equal to the closing price of the Company’s Common Stock on the grant date

($0.75 on July 10, 2008). See footnote (1) above for the assumptions used to value these awards in the table. As of February 28, 2009, each Non-Employee Director held outstanding options for the following number of shares: Mr. Casari, 63,000; Mr. McQuay, 73,000; Mr. Sonkin, 15,000; Mr. Chadwick, 5,000; Mr. Schneider, Jr., 25,000; and Mr. Murdock, 15,000.

(3)	As of February 28, 2009, no Non-Employee Director held any stock awards.

(4)	Messrs. Casari and Chadwick resigned from the Board on January 31, 2009 and February 4, 2009, respectively, and all of their option awards are now canceled.

(5)	Mr. Murdock became the Chief Executive Officer of the Company on February 5, 2009. The amount of Mr. Murdock’s fees paid in the table includes fees received by Mr. Murdock for the entire year including the period when he was an employee director.

Company Policy Regarding Board Member Attendance at Annual Meetings

The Company strongly encourages attendance by each incumbent Director and each nominee to the Board at its Annual Meeting of Stockholders. All Board members and nominees attended the Company’s 2008 Annual Meeting of Stockholders.

PROPOSAL 2

APPROVAL OF STAND-ALONE STOCK OPTION AGREEMENT

In connection with the employment of the Company’s new Chief Executive Officer, Steven L. Murdock, the Board approved a grant of stock options to Mr. Murdock covering a total of 750,000 shares of the Company’s common stock. Mr. Murdock was granted an option under Meade’s 2008 Stock Incentive Plan (the “2008 Plan”) covering 500,000 shares, which is the share limit for awards that may be granted under the Plan to any individual in any one year. In addition to the 500,000 share option grant, Mr. Murdock was granted, subject to stockholder approval, an additional option grant covering 750,000 shares of the Company’s common stock pursuant to a Stand-Alone Stock Option Agreement (the “Agreement”), dated as of March 13, 2009 (the “Grant Date”). Stockholders are being asked to approve the Agreement. If stockholders do not approve the Agreement, the option covering 750,000 shares of the Company’s Common Stock evidenced by the Agreement (the “Option”) will terminate and Mr. Muellner will not have any rights with respect to the Option. However, under Mr. Murdock’s employment agreement, if the Option is not approved by the Company’s stockholders, Mr. Murdock may be eligible to receive a bonus payment in the event of a change of control, dissolution or sale of all or substantially all of the assets of the Company (each, a “Bonus Event”). The bonus payment is payable to Mr. Murdock only if the Company’s stockholders receive more than $0.22 per share in connection with a Bonus Event, and the bonus payment would be equal to 750,000 times the amount by which (i) the per share amount the Company’s stockholders receive with respect to the Bonus Event exceeds (ii) $0.22. Mr. Murdock’s option covering 500,000 shares of the Company’s common stock will continue in accordance with its terms regardless of whether stockholders approve the Agreement.

The principal terms of the Agreement are summarized below. The following summary is qualified in its entirety by the full text of the Agreement, which is attached as Annex A to the copy of this Proxy Statement that was filed electronically with the SEC, and is accessible at http://www.meade.com/2009proxymaterials as well as on the SEC’s website at www.sec.gov. A copy of the Agreement may also be obtained by contacting John A. Elwood, the Company’s Senior Vice President of Finance & Administration and Chief Financial Officer, at 27 Hubble, Irvine, California 92618 (telephone number (949) 451-1450).

Summary Description of the Agreement

Purpose.  The purpose of the Agreement is to provide an additional means to motivate, retain and reward Mr. Murdock through the grant of an option that provides added incentives for high levels of performance and for significant efforts to improve the financial performance of the Company.

Stock Option and Exercisability of Option.  A stock option is the right to purchase shares of Common Stock at a future date at a specified price (the “exercise price” of the option). The exercise price of the Option granted under the Agreement is $0.22 per share (the “Grant Date”). The Option covers 750,000 shares of Common Stock and shall become exercisable in 25% increments beginning on each of May 5, 2009, August 5, 2009, November 5, 2009 and February 5, 2010. The Option shall remain exercisable until the close of business on the day before the tenth anniversary of the Grant Date, unless earlier terminated pursuant to certain provisions of the Agreement described below.

Exercise of Option.  Full payment for shares purchased on the exercise of any portion of the Option must be made at the time of such exercise in a manner approved by the Board (which may include cash, a check, notice and third party payment, or delivery of previously owned shares of Common Stock, subject to certain limitations set forth in the Agreement and the requirements of all applicable laws).

Adjustment of Option.  As is customary in stock option agreements of this nature, the number of shares subject to the Option, as well as the exercise price, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to stockholders.

No Limit on Other Authority.  The Agreement will not limit the authority of the Board or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

Transfer Restrictions.  Subject to certain exceptions contained in the Agreement (which generally include transfers to the Company, Mr. Murdock’s designation of a beneficiary, the exercise of Mr. Murdock’s Option by his legal representative in the event of his disability, and transfers pursuant to certain court orders), the Option is not transferable by Mr. Murdock other than by will or the laws of descent and distribution and is generally exercisable, during Mr. Murdock’s lifetime, only by him. Any amounts payable or shares issuable pursuant to the Agreement will be paid only to Mr. Murdock or his beneficiary or representative. The Board may, however, permit the transfer of the Option if Mr. Murdock presents satisfactory evidence that the transfer is for estate or tax planning purposes.

Acceleration of Option; Possible Early Termination of Option.  Unless otherwise determined by the Board prior to a Change in Control Event, generally upon the Change in Control Event the Option will become immediately exercisable and may terminate in such circumstances. A “Change in Control Event” under the Agreement generally includes (subject to certain exceptions) certain mergers or consolidations approved by the Company’s stockholders, stockholder approval of a liquidation of the Company, sale of substantially all of the Company’s assets or any person becomes the beneficial owner of 30% or more of the voting power of the Company’s outstanding securities.

Effect of Termination of Employment.  Any portion of the Option which is not then exercisable will generally terminate upon the date Mr. Murdock is no longer employed by the Company, any portion of the Option which is exercisable must be exercised within three months after such date if the termination of employment was for any reason other than retirement, total disability, death or discharge for cause. In the event Mr. Murdock is discharged for cause, his Option will terminate immediately upon such termination of employment. If the termination of employment is due to retirement, total disability or death, any portion of the Option which is exercisable on the date of such termination must generally be exercised within twelve months of the date of such termination. If Mr. Murdock’s employment is terminated by the Company without cause or he terminates his employment for good reason, the Option will become immediately exercisable, and the Option generally will be exercisable for twelve months thereafter. In no event may the Option be exercised after its stated term. The Board may accelerate the vesting of Mr. Murdock’s Option in connection with his termination of employment (other than termination by the Company for cause).

Securities Underlying Awards.  The market value of a share of Common Stock (i.e., the closing price on the Nasdaq Capital Market) as of June 15, 2009 was $0.21 per share. The Company plans to register under the Securities Act of 1933, as amended, the shares of Common Stock made available under the Agreement.

Federal Income Tax Consequences.  The Company is generally entitled to deduct an amount equal to the difference between the Option exercise price and the fair market value of the shares at the time of exercise, and Mr. Murdock would generally recognize taxable income in that amount. However, there is no taxable income to Mr. Murdock (and there is no deduction to the Company) on the grant of the Option.

If the Option is accelerated in connection with a change in control (as this term is used in the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain excise taxes may be triggered). Further, if the compensation attributable to awards is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

The above tax summary discusses general tax principles applicable to, and income tax consequences of, the Agreement under current federal law, which is subject to change. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Promote Company’s Interests.  The Board believes that the Option grant, if stockholders approve the Agreement, will promote the interests of the Company and its stockholders and continue to provide incentives based on the attainment of corporate objectives and increases in stockholder value.

Personal Interest.  Mr. Murdock is a member of the Board and has a personal interest in approval of the Agreement.

Vote Required

Approval of the Agreement requires the affirmative vote of a majority of the Common Stock present, or represented by proxy, and entitled to vote on the matter at the Annual Meeting. Broker non-votes and abstentions on this proposal have the effect described on page 3.

The Board has approved and recommends that the Stockholders vote “FOR” the Agreement.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted and is submitting for your approval an amendment to the Company’s certificate of incorporation to (i) effect a reverse stock split of the Company’s outstanding Common Stock in the ratio of one-for-twenty and (ii) reduce the number of authorized shares of Common Stock from Fifty Million (50,000,000) to Two Million Five Hundred (2,500,000). The form of the proposed amendment to the Company’s certificate of incorporation is attached to this Proxy Statement as Annex B.

General

The Company’s Common Stock is presently listed on The NASDAQ Capital Market. In June 2008, the Company’s stock price began trading below $1.00 per share and remained below that threshold for more than 30 consecutive business days, resulting in a notification in August 2008 from NASDAQ, which oversees The NASDAQ Global Market, that unless the Company was able to raise its stock price above $1.00 per share for a minimum of 10 consecutive business days prior to March 18, 2009, the Company’s Common Stock may be delisted from The NASDAQ Global Market. Subsequently on June 15, 2009, the Company transferred its NASDAQ listing from The NASDAQ Global Market to The NASDAQ Capital Market, because the Company also did not satisfy the requirement of The NASDAQ Global Market that the market value of the Company’s publicly held shares be at least five million dollars. The NASDAQ Capital Market requirement for the market value of publicly held shares is only one million dollars, which the Company currently satisfies. However, the minimum $1.00 per share price requirement also applies to The NASDAQ Capital Market.

On October 16, 2008, NASDAQ temporarily suspended the bid price requirement rules for all NASDAQ listed companies until April 20, 2009. This suspension has been further extended until July 20, 2009. The Company had 110 calendar days remaining to regain compliance on October 16, 2009, and, accordingly, the Company’s new compliance date is November 7, 2009. The Company’s stock price is currently trading significantly below $1.00.

The Board of Directors believes that a reverse stock split may help facilitate the Company’s continued compliance with NASDAQ’s $1.00 minimum bid price requirement by increasing the bid price of the Company’s Common Stock, although the Company cannot assure you that this will be the case or that any such price increase can be sustained. If the Company does not maintain compliance and the Company’s Common Stock is delisted from The NASDAQ Capital Market, trading in the Company’s Common Stock would have to be conducted on a regional stock exchange, if available, or in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Any of these would likely significantly decrease the liquidity of the Company’s Common Stock.

As a result, the Board of Directors has determined that it is in the Company’s best interest to effect a reverse stock split in an effort to increase the per-share price of the Company’s Common Stock. As such, the Board of Directors is asking the Company’s stockholders to approve an amendment to the Company’s certificate of incorporation authorizing a reverse stock split in the ratio of one-for-twenty to effect the reverse stock split. The Board of Directors will have the ability to decline to file the amendment to the Company’s certificate of incorporation without further stockholder action if it subsequently determines that a reverse stock split is no longer in the Company’s best interest. Further discussion of the reason for, and possible consequences of, the reverse stock split can be found below in the subsections titled “Reason for the Reverse Stock Split” and “Possible Negative Effects of the Reverse Stock Split.”

If the reverse stock split is effected, the number of shares of Common Stock owned by each stockholder will be reduced by the same proportion as the reduction in the total number of shares of Common Stock outstanding, so that the percentage of the outstanding Common Stock owned by each stockholder after the reverse stock split will remain approximately the same as the percentage owned before the reverse stock split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the reverse stock split. The proposed reverse stock split would reduce the number of shares of outstanding Common Stock from 23,346,328 to approximately 1,167,316; however, it alone would not have the effect of reducing the number of authorized shares of Common Stock. Therefore, in connection with the reverse stock split, the Company is also proposing a reduction in the number of authorized shares of Common Stock.

The reverse stock split will not affect any stockholder’s individual proportionate voting power, except to a minor extent due to the handling of fractional shares.

The Company has granted options to purchase the Company’s Common Stock and restricted stock awards to the Company’s employees as authorized by the Company’s 1997 Stock Incentive Plan and the Company’s 2008 Stock Incentive Plan (collectively, the “Plans”). The terms of each of the Plans provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to the Plans but not yet exercised. If the reverse split is implemented, the Board of Directors or the applicable Plan administrator will take the above-mentioned appropriate action. The Company will also make appropriate adjustments to any outstanding stock options granted outside of the Plans to reflect the reverse stock split, including adjustments to the 750,000 options granted to Mr. Murdock as described above in Proposal 2.

The Company is subject to the reporting and other requirements of the Exchange Act. The reverse stock split, if implemented, will not affect the registration of the Company’s Common Stock under the Exchange Act or the Company’s reporting or other requirements thereunder. As of the date of this proxy statement, the Company’s Common Stock is traded on The NASDAQ Capital Market under the symbol “MEAD” subject to the Company’s continued satisfaction of The NASDAQ Capital Market listing requirements. If the reverse stock split is implemented, the Company’s Common Stock will continue to be reported under the symbol “MEAD” (although, in accordance with NASDAQ rules, the letter “D” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the reverse stock split to indicate that the reverse stock split has occurred). While the primary reason for the proposed reverse stock split is to meet the continued listing requirements of The NASDAQ Capital Market, there can be no assurance that the Company’s Common Stock will continue to be listed on The NASDAQ Capital Market or that the Company will be able to conform to all applicable listing requirements.

Reason for the Reverse Stock Split

Complying with the continued listing requirements for the Company’s Common Stock on The NASDAQ Capital Market is the sole reason for the reverse stock split. Based upon the current market price of the Company’s Common Stock, the Company does not satisfy the $1.00 minimum bid price requirement necessary for such a listing. The requirement has been temporarily suspended by NASDAQ until July 20, 2009, and the Company will have 110 days after the suspension is lifted to meet this requirement. The Company needs to effect a reverse stock split to regain compliance with NASDAQ’s $1.00 minimum bid price requirement when it becomes effective again in order to maintain such listing. However, even if the reverse stock split is effected, there can be no assurance of either an immediate or a sustainable increase in the per share trading price of the Company’s Common Stock.

Possible Negative Effects of Reverse Stock Split

Once the reverse stock split is implemented, the Company’s common stockholders will own a fewer number of shares than they currently own. Although the Board of Directors expects that the reduction in outstanding shares of Common Stock will result in an increase in the per share price of the Company’s Common Stock, there is no assurance that such a result will occur. Similarly there is no assurance that the reverse stock split will result in a permanent increase in the per share price, which can be dependent on several factors.

Although the anticipated resulting increase in per-share price of the Company’s Common Stock could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s stockholders, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in the Company’s overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

The purpose for the proposed reverse stock split is to comply with the continued listing standards for The NASDAQ Capital Market. However, there can be no assurance that the reverse stock split alone will guarantee the Company’s continued listing on The NASDAQ Capital Market. If the Company is unable to continue to list the Company’s Common Stock on The NASDAQ Capital Market, the Company’s liquidity likely will be negatively affected.

The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Procedures for Effecting the Reverse Stock Split and Filing an Amendment to the Company’s Amended and Restated Certificate of Incorporation

If the stockholders approve the reverse stock split, the amendment to the Company’s certificate of incorporation will become effective upon the filing of an amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware. The actual timing of any such filing will be made by the Board at such time as the Board believes to be most advantageous to the Company and to its stockholders.

Payment for Fractional Shares

No fractional shares of Common Stock would be issued as a result of the reverse stock split, if any. Instead, each stockholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate(s), to receive a cash payment (without interest) in lieu of such fractional share. The amount of the cash payment will be equal to the product obtained by multiplying the fraction by the closing price of the Company’s Common Stock (as adjusted to reflect the reverse stock split) on The NASDAQ Capital Market on the effective date of the reverse stock split.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

If the Company implements a reverse stock split, the Company’s transfer agent will act as the Company’s exchange agent to act for holders of Common Stock in implementing the exchange of their pre-reverse stock split shares for post-reverse stock split shares.

Registered Book Entry Stockholder.  Holders of Common Stock holding all of their shares electronically in book-entry form with the Company’s transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest (as described above under subsection “Payment for Fractional Shares”), if applicable.

Registered Certificated Stockholder.  Some of the Company’s stockholders hold their shares in certificate form or a combination of certificate and book-entry entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), the appropriate number of shares will be issued to you, at your election, either in a new stock certificate or electronically in book-entry form under the Direct Registration System (“DRS”). If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under subsection “Payment for Fractional Shares.” No new shares in a stock certificate or in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Adjustments

We anticipate that adjustments to the Company’s financial statements to reflect the reverse stock split, if any, will be minimal. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The Company’s historical earnings per share data would need to be restated to reflect the reverse stock split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the federal income tax consequences of a reverse stock split, if any, is for general information only, and it is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The summary does not address stockholders subject to special rules, such as persons who acquired shares of the Company’s Common Stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who are not U.S. citizens or taxed as U.S. resident aliens, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, and stockholders whose “functional currency” is not the U.S. dollar. The following summary also assumes that shares of the Company’s Common Stock both before and after the reverse stock split are held as a “capital asset” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), which is generally property held for investment. This summary is based on current law, including the Code, administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of March 31, 2009. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. This summary does not address tax considerations under state, local, foreign and other laws.

Federal Income Tax Consequences to the Company.  No gain or loss will be recognized by us as a result of a reverse stock split.

Federal Income Tax Consequences to the Stockholders.   A stockholder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the post-reverse stock split shares will be the same as the aggregate adjusted basis of the pre-reverse stock split shares exchanged therefore (excluding any portion of the stockholder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse stock split shares received will include the stockholder’s respective holding period(s) for the pre-reverse stock split shares exchanged.

Because the cash payment for fractional share interests represents a mere mechanical rounding off incident to the reverse stock split, a stockholder who receives cash for fractional shares should generally recognize gain or loss, as the case may be, for U.S. federal income tax purposes measured by the difference between the amount of cash received and the tax basis of such stockholder’s pre-reverse stock split shares corresponding to the fractional share interest. Such gain or loss will be capital gain or loss, and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder’s holding period exceeds 12 months. The deductibility of capital losses may be subject to certain limitations.

Backup Withholding.  A non-corporate stockholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such stockholder provides a correct taxpayer identification number to his or her broker or to us and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX AND OTHER LAWS.

Required Vote

The affirmative vote of the holders of a majority of the Company’s outstanding shares, either in person or by proxy, entitled to vote on Proposal 3, is required for approval of Proposal 3. For purposes of approval of Proposal 3, abstentions from voting and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends a vote “FOR” the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and to reduce the number of its authorized shares of Common Stock.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP has served as the Company’s independent registered public accounting firm since February 2006 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for Fiscal 2010. In the event that ratification of this selection is not approved by a majority of the shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board of Directors will review the Audit Committee’s selection of an independent registered public accounting firm.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement at the Annual Meeting if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for Fiscal 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 21, 2009, for (i) each person who beneficially owned more than 5% of the Common Stock, (ii) each of the directors and Named Executive Officers (as defined in the “Summary Compensation Table — Fiscal 2009” table below) and (iii) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes voting and investment power with respect to the shares shown.

Security Ownership Table

	Amount and
	Nature of	Percent
	Beneficial	Of
Name and Address	Ownership	Class

Hummingbird Management, LLC(1)	3,579,652	15.35%
Austin W. Marxe and David M. Greenhouse(2)	3,014,660	12.91%
Dimensional Fund Advisors Inc.(3)	1,623,823	6.96%
Michael R. Haynes(4)	—	—
Timothy C. McQuay(4)(5)	68,333	*
Steven G. Murdock(4)(6)	1,514,333	6.45%
Frederick H. Schneider, Jr.(4)(7)	18,333	*
Paul D. Sonkin(4)(8)	3,673,418	15.73%
John A. Elwood(4)(9)	19,180	*
Robert L. Davis(4)(10)	28,525	*
Donald Finkle(4)(10)	14,922	*
Steven L. Muellner(4)(10)	61,131	*
Paul E. Ross(4)(10)(11)	75,000	*
All current directors and executive officers as a group (6 persons)(12)	5,232,097	22.18%

*	Less than 1%

(1)	Hummingbird Management, LLC (f/k/a Morningside Value Investors, LLC), a Delaware limited liability company (“Hummingbird”), has sole voting power as to 3,579,652 of such shares, sole dispositive power as to 3,579,652 of such shares, shared voting power as to none of such shares and shared dispositive power as to none of such shares. Hummingbird, as investment manager, and Hummingbird Capital LLC, as general partner, may be deemed to have sole voting and investment authority over 973,301 shares of Common Stock owned by The Hummingbird Value Fund, L.P., 1,019,915 shares of Common Stock owned by The Hummingbird Microcap Value Fund, L.P., and 1,586,436 shares of Common Stock owned by The Hummingbird Concentrated Fund, L.P. Paul D. Sonkin, managing member and control person of Hummingbird (“Sonkin”), has beneficial ownership of an additional 93,766 shares of Common Stock which if included with the 3,579,652 shares listed above would result in a total of 3,673,418 shares or 15.73% of the total outstanding Common Stock. See footnote 8 below. The mailing address of Hummingbird is 460 Park Avenue, 12th Floor, New York, NY 10022.

(2)	According to a Schedule 13G/A, dated as of February 11, 2009, filed with the Securities and Exchange Commission, Austin W. Marxe and David M. Greenhouse (the “Principals”) have sole voting power as to none of such shares, sole dispositive power as to none of such shares, shared voting and investment power as to 3,014,660 of such shares. This is a joint filing by the Principals. The Principals share sole voting and investment power over 57,893 common shares owned by Special Situations Cayman Fund, L.P., and 2,956,767 common shares owned by Special Situations Fund III QP, L.P. The mailing address of the Principals is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(3)	According to a Schedule 13G/A, dated as of February 9, 2009, filed with the Securities and Exchange Commission, Dimensional Fund Advisors LP, a Delaware limited partnership (“Dimensional”), has sole voting power as to 1,623,823 of such shares, sole dispositive power as to 1,623,823 of such shares, shared voting power as to none of such shares and shared dispositive power as to none of such shares. Dimensional is an Investment Advisor under Section 13d-1(b)(1)(ii)(E) of the Exchange Act. The mailing address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)	The address for all directors and executive officers (including former executive officers) of the Company is c/o Meade Instruments Corp., 27 Hubble, Irvine, CA 92618.

(5)	Includes 66,333 shares subject to options that are currently exercisable or will become exercisable on or before July 20, 2008.

(6)	Includes 133,333 shares subject to options that are currently exercisable or will become exercisable on or before July 20, 2008, but does include 187,500 of the shares subject to the option described in Proposal 2 of this Proxy Statement that would be currently exercisable if not subject to stockholder approval at the 2009 Annual Meeting. Also includes 1,361,000 shares held by Steven G. Murdock, as Trustee of the Steven G. Murdock Trust u/a/d August 16, 2001.

(7)	Includes 18,333 shares subject to options that are currently exercisable or will become exercisable on or before July 20, 2008.

(8)	Includes 10,000 shares subject to options that are currently exercisable or will become exercisable on or before July 20, 2008. Includes 3,579,652 shares held by Mr. Sonkin, as managing member and control person of Hummingbird. Also includes 40,666 shares of Common Stock held in Mr. Sonkin’s and his wife Ms. Sonkin’s IRA Accounts and 43,100 shares of Common Stock held in IRA Accounts of various other parties for which Mr. Sonkin has dispositive power but disclaims beneficial ownership. See footnote 1 above.

(9)	Includes 12,500 shares subject to options that are currently exercisable or will become exercisable on or before July 20, 2009.

(10)	The employment of each of these persons terminated during the fiscal year ended February 28, 2009.

(11)	Includes 75,000 shares subject to options that are currently exercisable, but will terminate on July 1, 2009 if not exercised prior to that date.

(12)	Included in this total of all executive officers and directors as a group as of May 21, 2009. Excluded from this total as executive officers as of May 21, 2009 are Messrs. Davis, Finkle, Muellner and Ross, each of whom is no longer an employee of the Company. Includes 240,499 shares subject to options that are currently exercisable or will become exercisable on or before July 20, 2008. See footnotes 5 through 9 above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 28, 2009 with respect to shares of Meade common stock that may be issued under all of the Company’s equity compensation plans:

(c)
	(a)		Number of Securities
	Number of Securities		Remaining Available for
	to		Future Issuance Under
	be Issued Upon	(b)	Equity Compensation
	Exercise	Weighted-Average	Plans
	of Outstanding	Exercise Price of	(Excluding Securities
Plan Category	Options	Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by shareholders(1)	1,414,750	$3.11	2,594,936

(1)	These plans include the 1997 Stock Incentive Plan and the 2008 Stock Incentive Plan, but do not include the stand-alone stock option agreement under which Steven Muellner was granted an option covering

200,000 shares of common stock. As a result of Mr. Muellner’s termination in Fiscal 2009, that option has now been cancelled.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table — Fiscal 2009

The following table presents information regarding the compensation of the Company’s principal executive officer, the two most highly compensated executive officers other than the principal executive officer, and one additional employee who would have been included except for the fact that they are no longer an executive officer (collectively, the “Named Executive Officers”).

				Stock	Option		All Other
Name and		Salary	Bonus	Awards	Awards		Compensation		Total
Principal Position	Year	($)	($)	($)(1)	($)(1)		($)		($)

Steven G. Murdock(2)	2009	1	—	—	—	(7)	714	(8)	715
Steven L. Muellner(3)	2009	324,846	—	—	279,747		416,533	(9)	1,021,126
	2008	350,000	—	77,892	268,123		7,646	(9)	703,661
Paul E. Ross(4)	2009	260,000	—	37,500	32,628		279,867	(10)	609,995
	2008	240,000	—	48,323	30,997		56,666	(10)	375,986
Robert L. Davis(5)	2009	59,053	100,000	—	46,499		760	(11)	206,312
	2008	268,500	—	—	29,062		368,160	(11)	665,722
Donald Finkle(6)	2009	154,224	—	—	55,496		284,359	(12)	494,079

(1)	These amounts reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to Fiscal 2009 and Fiscal 2008, respectively (disregarding any estimate of forfeitures related to service-based vesting conditions). Detailed information about the amount recognized for specific awards is reported in the table under “Outstanding Equity Awards at Fiscal 2009 Year-End.” For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of equity incentive awards contained in Note 6 “Summary of Significant Accounting Policies — Stock-based compensation” and Note 13 “Stock Incentive Plan” to the Company’s Consolidated Financial Statements, included as part of the Company’s Fiscal 2009 Annual Report on Form 10-K, which notes are incorporated herein by reference.

(2)	Mr. Murdock’s employment with the Company commenced on February 5, 2009.

(3)	Mr. Muellner’s employment with the Company was terminated effective February 3, 2009. The salary amount shown in the table represents the pro-rata portion of his salary for Fiscal 2009 (see footnote 9 below). Mr. Muellner was granted 100,000 stock options pursuant to the 1997 Stock Incentive Plan (the “1997 Plan”) on July 16, 2007. The stock options were all priced at fair market value on the date of grant and were subject to a four (4) year vesting schedule, with 25% of the option vesting each year on the anniversary date of the grant date. In addition, in connection with Mr. Muellner’s Performance Share Award Agreement paid as Mr. Muellner’s bonus for Fiscal 2007, Mr. Muellner was awarded a total of 38,946 restricted shares of the Company’s Common Stock.

(4)	Mr. Ross joined the Company as the Senior Vice President — Finance and Chief Financial Officer effective March 19, 2007. The salary amount shown in the table represents the pro-rata portion of his salary for Fiscal 2008. Mr. Ross’s Employment Agreement was terminated effective February 27, 2009 (see footnote 10 below). In connection with the commencement of his employment with the Company on March 19, 2007, Mr. Ross was granted 150,000 stock options and 60,484 restricted shares of the Company’s Common Stock pursuant to the Company’s 1997 Plan. The stock options were all priced at fair market value on the date of grant and were subject to a four (4) year vesting schedule, with 25% of the option vesting each year on the anniversary date of the grant date.

(5)	Mr. Davis’ employment with the Company was terminated effective April 25, 2008. The salary amount shown in the table represents the pro-rata portion of his salary for Fiscal 2009. Mr. Davis received a bonus payment of $100,000 during Fiscal 2009 in connection with the Company’s sale of two of its brands. Mr. Davis was granted 150,000 stock options pursuant to the 1997 Plan on July 16, 2007. The stock options were all priced at fair market value on the date of grant and were subject to a four (4) year vesting schedule, with 25% of the option vesting each year on the anniversary date of the grant date.

(6)	Mr. Finkle’s employment with the Company was terminated effective October 3, 2008. The salary amount shown in the table represents the pro-rata portion of his salary for Fiscal 2009 (see footnote 12 below).

(7)	Does not include stock options which were granted to Mr. Murdock while he was a non-employee director.

(8)	This amount reflects the pro-rata portion of Mr. Murdock’s annual Board of Directors retainer while he was Chief Executive Officer.

(9)	Includes $2,649 and $6,862, respectively, for ESOP shares allocated to Mr. Muellner during Fiscal 2009 and 2008 (determined using the closing price of the Company’s Common Stock on February 27, 2009 and February 29, 2008) and $760 and $784, respectively, for life insurance premium payments paid on behalf of Mr. Muellner during Fiscal 2009 and Fiscal 2008. Also Fiscal 2009 includes $413,124 paid to Mr. Muellner pursuant to an Executive Severance Agreement dated February 3, 2009 entered into in connection with the termination of his employment.

(10)	Includes $2,054 and $4,201, respectively, for ESOP shares allocated to Mr. Ross during Fiscal 2009 and 2008 (determined using the closing price of the Company’s Common Stock on February 27, 2009 and February 29, 2008) and $760 and $784, respectively, for life insurance premium payments paid on behalf of Mr. Ross during Fiscal 2009 and Fiscal 2008. Also Fiscal 2009 includes $277,053 paid to Mr. Ross in the first quarter of Fiscal 2010 pursuant to an Executive Severance Agreement dated February 27, 2009 entered into in connection with the termination of his Employment Agreement.

(11)	Includes $0 and $4,726, respectively, for ESOP shares allocated to Mr. Davis during Fiscal 2009 and 2008 (determined using the closing price of the Company’s Common Stock on February 27, 2009 and February 29, 2008), $760 and $784, respectively, for life insurance premium payments paid on behalf of Mr. Davis during Fiscal 2009 and Fiscal 2008. Also Fiscal 2008 includes $362,650 paid pursuant to an Executive Severance Agreement entered into in connection with the termination of Mr. Davis’ Employment Agreement dated February 28, 2007. Mr. Davis was rehired in the first quarter of Fiscal 2008, and then resigned in the first quarter of Fiscal 2009.

(12)	Includes $1,835 for ESOP shares allocated to Mr. Finkle during Fiscal 2009 (determined using the closing price of the Company’s Common Stock on February 27, 2009), and $760 for life insurance premium payments paid on behalf of Mr. Finkle during Fiscal 2009. Also Fiscal 2009 includes $281,764 paid to Mr. Finkle pursuant to an Executive Severance Agreement dated October 3, 2008 entered into in connection with the termination of his employment.

Compensation of Named Executive Officers

The Summary Compensation Table — Fiscal 2009 above quantifies the value of the different forms of compensation earned by or awarded to the Company’s Named Executive Officers during Fiscal 2008 and Fiscal 2009. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives consisting of stock options and, in certain instances, restricted shares. Named Executive Officers also were paid the other compensation listed in the Summary Compensation Table — Fiscal 2009, as further described in Footnotes 8, 9, 10, 11 and 12 to the table.

The Summary Compensation Table — Fiscal 2009 should be read in conjunction with the other tables and narrative descriptions in this Proxy Statement. A description of the material terms of each Named Executive Officer’s base salary, annual bonus, and equity compensation is provided below. The Outstanding Equity Awards at Fiscal 2009 Year-End table below provides further information on the Named Executive Officers’ outstanding option and stock awards.

Employment Agreements

Previous Employment Agreements.  For Fiscal 2008 and Fiscal 2009, except for Mr. Murdock (discussed below), each Named Executive Officer’s employment agreement was essentially identical, except for the base salary. These employment agreements (the “Previous Employment Agreements”) provided for the following terms and conditions: Each executive officer was entitled to the payment of an annual base salary equal to the following amounts: $350,000 for Mr. Muellner, $260,000 for Mr. Ross, $268,500 for Mr. Davis and $230,000 for Mr. Finkle. The amount of these base salaries was subject to discretionary review annually by the Compensation Committee. The executive officers were also entitled to participate in and are covered by all bonus, incentive and employee health, insurance, 401(k), ESOP, and other plans and benefits established for the employees of the Company. In addition, the Previous Employment Agreements provided the executive officers with vacation benefits of three weeks per year, up to a maximum accrual of six weeks, and reimbursement of all business expenses. If the Company terminated the employment of one of these executive officers without cause, or if one of these executive officers terminated his employment for one of the following reasons: (A) a material diminution of authority, duties or responsibilities of the executive officer, (B) any reduction by the Company to the executive officer’s base salary (except within certain limits as set forth in the Previous Employment Agreements), or (C) the Company required the executive officer to be based at any office or location which increases the distance from such executive officer’s home to the office or location by more than 45 miles from the distance in effect at the beginning of the term of the FY2008 Employment Agreements, then such executive officer would have been entitled to an aggregate severance payment equal to: (x) 12 months base salary, (y) 50% of the executive officer’s target bonus amount, and (z) HMO level COBRA benefits for 12 months (collectively, the “Severance Payments”). The Severance Payments would have been paid in 12 equal payments over a 12 month period. As partial consideration for the benefits set forth above, the executive officers agreed to not compete with the Company, or solicit its customers or employees, during the term of employment and for 12 months after termination of employment.

Effective February 27, 2009, Mr. Ross’ employment agreement was terminated. Mr. Ross became a non-executive employee until April 1, 2009, at which time his employment with the Company was terminated. As discussed below, each of Messrs. Muellner, Finkle and Davis also terminated his employment with the Company during Fiscal 2009, and each of their employment agreements was terminated.

Existing Employment Agreements.  On April 3, 2009, the Company and Steven Murdock, the Company’s Chief Executive Officer, entered into an Employment Agreement effective February 5, 2009 (the “CEO Agreement”). Under the CEO Agreement, Mr. Murdock receives an annual salary of $1.00 and receives the Company’s standard medical insurance benefits. As discussed in Proposal 2 of this Proxy Statement, the Company granted Mr. Murdock an option (the “Conditional Option”) to purchase all or any part of an aggregate of 750,000 shares of the Company’s Common Stock at the price of $0.22 per share, subject to stockholder approval at the 2009 Annual Meeting. Under the CEO Agreement, if the Conditional Option is not approved by the Company’s stockholders at the 2009 Annual Meeting, Mr. Murdock may be eligible to receive a bonus payment in the event of a change of control, dissolution or sale of all or substantially all of the assets of the Company (such events being a “Change of Control Event”). The bonus payment is payable to Mr. Murdock only if the Company’s stockholders receive more than $0.22 per share in connection with the Change of Control Event, and the bonus payment would be equal to 750,000 times the amount by which (i) the per share amount the Company’s stockholders receive with respect to the Change of Control Event exceeds (ii) $0.22.

On March 5, 2009, John Elwood became the Senior Vice President of Finance & Administration and Chief Financial Officer of the Company. Previously, he was the Vice President — Finance and Corporate Controller of the Company. Pursuant to his employment letter agreement dated July 19, 2007, he is entitled to an annual base salary of $165,000. In addition, he is entitled to three weeks vacation annually and the Company’s standard medical insurance benefits.

Long-Term Share-Based Incentive Awards

The Company’s policy is that the Named Executive Officers’ long-term compensation should be directly linked to the value provided to the Company’s stockholders. Therefore, 100% of the Named Executive Officers’ long-term compensation is currently awarded in the form of share-based instruments that are in or valued by reference to the Company’s Common Stock, generally non-qualified stock options. The number of shares of the Company’s Common Stock subject to each annual award is intended to create a meaningful opportunity for stock ownership in light of the Named Executive Officer’s current position with the Company, the individual’s potential for increased responsibility and promotion over the award term, and the individual’s personal performance in recent periods. The Compensation Committee may also take into account the number of unvested equity awards held by the Named Executive Officer in order to maintain an appropriate level of equity incentive for that individual.

However, the Compensation Committee does not adhere to any specific guidelines as to the relative equity award holdings of the Company’s Named Executive Officers.

Stock Options.  The Company has traditionally and intends to continue to make a portion of its long-term incentive awards to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company’s Common Stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if the Company’s stockholders realize value on their shares. The stock options also function as a retention incentive for the Company’s executive officer as they generally vest over a four (4) year period following the grant date.

Restricted Stock.  At certain times in prior fiscal years the Company has made a portion of its long-term incentive grants (or a portion of its bonus awards) to Named Executive Officers in the form of restricted stock. Restricted stock represents Common Stock of the Company that is subject to a restriction until such time as a specified vesting requirement is satisfied. The Company has determined that at times it is advisable to grant restricted stock in addition to or in lieu of larger stock option grants in order to minimize stock expense to the Company and dilution. The restricted stock also functions as a retention incentive as the restrictions generally vest over a time period following the grant date.

Employee Stock Ownership Plan

During Fiscal 2009, the Board of Directors terminated the Company’s Employee Stock Ownership Plan (“ESOP”). The ESOP was adopted effective March 1, 1996, and was intended to be a stock bonus plan that is qualified under Section 401(a) of the Internal Revenue Code (the “Code”). All domestic employees who completed at least six months of service with, and who work a minimum of 1,000 hours a year for, the Company were eligible to participate in the ESOP. Generally, a participant becomes fully vested in contributions to the ESOP upon completion of three years of service with the Company or its affiliates. Under the ESOP, the Company matched 100% (in the form of Common Stock) of the amount deferred by employees under the 401(k) Plan, up to 4% of each employee’s annual compensation, subject to certain limits as regulated by the Code. This matching contribution vested according to the provisions of the ESOP.

Upon termination of the ESOP, all of the then unallocated shares in the ESOP were allocated to the accounts of the participants in the ESOP in accordance with the base salaries of the participants. In addition, each participant became fully vested in all shares allocated to his or her account in the ESOP.

401(k) Plan

The Company maintains a 401(k) Plan which is qualified under Section 401(k) of the Internal Revenue Code for all employees of the Company who have completed at least six months of service with the Company and are at least 21 years of age. The 401(k) Plan is designed for all eligible employees to save for retirement on a tax-deferred basis. Eligible employees may contribute up to 15% of their annual compensation up to a maximum amount allowed under the Code. The 401(k) Plan does not currently include an employer match provision.

Severance and Other Benefits Upon Termination of Employment or Change in Control

Previous Employment Agreements.  In order to achieve the Company’s compensation objective of attracting, retaining and motivating qualified executives, the Board believes that it needs to provide the Company’s Named Executive Officers with certain severance protections. For Named Executive Officers, the Company’s philosophy is that severance should only be payable upon certain terminations of a Named Executive Officer’s Employment Agreement with the Company. The Board believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of Named Executive Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Named Executive Officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provided Named Executive Officers under the Previous Employment Agreements with severance benefits in a change in control situation in which the Named Executive

Officer was actually terminated equal to that which would be paid to the Named Executive Officer in the event of a termination without cause or for “good reason” as defined in such Agreements.

Option Plans.  Under the terms of the 1997 Plan and 2008 Plan, if there is a liquidation, sale of all or substantially all of the Company’s assets, or merger or reorganization that results in a change in control of the Company, and such outstanding awards will not be continued or assumed following the transaction, then, like all other employees, Named Executive Officers may receive immediate vesting of their outstanding long-term incentive compensation awards; provided, however, the option grant under the 2008 Plan to Mr. Murdock on March 13, 2009 covering 500,000 shares of Common Stock shall automatically vest in the event of any of the foregoing transactions as provided in his option agreement.

Retention Plan.  On January 10, 2008, Meade Instruments Corp. (“Meade” or the “Company”) entered into an Executive Retention Agreement with each of Messrs. Muellner, Ross, Davis and Finkle (collectively, the “Executives,” and each an “Executive”). Pursuant to the terms and conditions of the Executive Retention Agreements, which had a term from January 10, 2008 to December 31, 2008 (and in the case of Messrs. Muellner and Ross were extended until March 31, 2009), the Executives would have been entitled to receive collectively one and one half percent (1.5%) (“Retention Award Amount”) of the Transaction Value (as defined in the Executive Retention Agreements) if a Major Transaction had occurred during the term thereof. A Major Transaction was defined in the Executive Retention Agreements as: (i) a sale of 75% or more of the revenue generating assets of the Company; (ii) the acquisition of securities representing 75% or more of the voting power of the Company; or (iii) a reorganization or merger of the Company. Each of the Executives is entitled to receive a percentage of the Retention Award Amount as follows: Mr. Muellner — 50%, Mr. Ross — 25%, Mr. Davis — 12.5%, and Mr. Finkle — 12.5% (each, the “Executive Percentage”). In addition, if the Company had sold substantially all of the assets of a Division (as defined in the Executive Retention Agreements) or capital stock of a subsidiary of the Company (collectively, a “Division Sale”), and all or a portion of the proceeds of such Division Sale had been distributed to the stockholders of the Company (the “Distribution Amount”), then the Executives would be entitled to 1.5% of the Distribution Amount allocated pursuant to their respective Executive Percentage. Each of the Executives was entitled to the benefits set forth above if they were employed by the Company at the time of the closing of the Major Transaction or Division Sale, or if they were employed by the Company within the previous 180 days of such Major Transaction or Division Sale and such Executive’s termination from employment was a result of a Qualifying Separation (as defined in the Executive Retention Agreements). The Executive Retention Agreements also provided that (i) if there was a Major Transaction during the term thereof, or (ii) if an Executive’s employment was terminated as a result of a Qualifying Separation, then all equity awards, including any outstanding stock options or restricted stock, owned by the Executive would have become fully vested and exercisable. In addition to any Retention Pay which would have been received by each Executive, in the event an Executive was terminated during the term of the Executive Retention Agreement as a result of a Qualifying Separation in connection with a Major Transaction, then notwithstanding the terms and conditions otherwise set forth in the Executive’s Employment Agreement, any severance payment to be made to the Executive pursuant to the Employment Agreement would have been paid to Executive in a lump sum at the same time as the payment of the Retention Pay. In order to receive any payment under the Executive Retention Agreements, if any Executive was terminated from his employment with the Company as a result of a Qualifying Separation, then such Executive was required to execute and deliver an enforceable Release (as described in the Executive Retention Agreements).

Additional Change of Control Agreements.  As discussed in Proposal 2 included in this Proxy Statement, Mr. Murdock is entitled to receive certain benefits in the event of a change in control of the Company under each of the Stand-Alone Stock Option Agreement and his employment agreement. In addition, under that certain Change of Control Severance Agreement dated November 1, 2007, by and between the Company and John A. Elwood (the “Severance Agreement”), Mr. Elwood is entitled to up to five months’ pay at his then-current base salary if (i) he is employed at the time of a Change of Control and (ii) he is terminated from his employment within six months of the Change of Control. For this purpose, “Change of Control” means a sale of all or substantially all of the Company’s assets or a transaction after which the current stockholders of the Company hold less than fifty percent (50%) of the voting power of the Company or the surviving entity in the transaction.

Severance Agreements.  Each of Messrs. Muellner, Ross and Finkle (each a “Terminated Executive”) entered into an Executive Severance Agreement with the Company in connection with the termination of his employment in

Fiscal 2009. Under these agreements, Mr. Muellner received a cash payment of $413,124, Mr. Ross received a cash payment of $277,053, and Mr. Finkle received a cash payment of $279,930. The Company also agreed to pay Mr. Finkle sufficient funds to cover the Company sponsored portion of his group insurance coverage under COBRA for a period of twelve months. As a result of these agreements, each of the Terminated Executive’s Employment Agreement was terminated except for generally the obligations not to (i) disclose confidential information, (ii) solicit customers, (iii) interfere with the Company’s employees and (iv) compete with the Company. In addition, the Company and each Terminated Executive provided a mutual release of claims.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or share-based awards in the form of restricted stock or stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

The following table presents information regarding the outstanding share-based awards held by each Named Executive Officer as of February 28, 2009.

	Option Awards(1)					Stock Awards(2)
								Market
	Number	Number of				Number		Value of
	of Securities	Securities				of Shares		Shares or
	Underlying	Underlying				or Units of		Units of
	Unexercised	Unexercised	Option			Stock That	Stock	Stock That
	Options	Options	Exercise	Option	Option	Have Not	Award	Have Not
	(#)	(#)	Price	Grant	Expiration	Vested	Grant	Vested
Name	Exercisable	Unexercisable	($)	Date	Date	(#)	Date	($)(3)

Steven L. Muellner(4)	25,000	—	2.30	7/16/07	7/15/12	—	—	—
	250,000	—	2.89	5/08/06	5/07/16	—	—	—
	100,000	—	2.89	5/08/06	5/07/16	—	—	—
Steven G. Murdock(5)	—	5,000	0.75	7/10/08	7/09/18	—	—	—
	1,667	3,333	2.21	7/12/07	7/11/17	—	—	—
	3,333	1,667	2.76	1/31/07	1/30/17	—	—	—
Paul E. Ross(6)	37,500	112,500	2.48	3/19/07	3/18/12	45,363	3/19/07	7,712
Donald Finkle(7)	—	—	—	—	—	—	—	—
Robert L. Davis(8)	—	—	—	—	—	—	—	—

(1)	Unless otherwise noted, each stock option grant reported in the table was granted under, and is subject to, the Company’s 1997 Plan. Unless otherwise noted, the option expiration date shown in the table is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described below. For each Named Executive Officer, the unexercisable options shown in the table are also unvested and will generally terminate if the Named Executive Officer’s employment terminates. The exercisable options shown in the table, and any unexercisable options shown in the table that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates. Unless exercised, exercisable stock options will generally terminate within three months after the date of termination of employment. In addition, the stock options (whether exercisable or not) will immediately terminate if a Named Executive Officer’s employment is terminated by the Company for cause or misconduct (as determined under the 1997 Plan). The options may become fully vested and may terminate earlier than the normal expiration date if there is a change in control of the Company.

(2)	The stock awards held by the Company’s Named Executive Officers may be subject to accelerated vesting in connection with certain changes in control of the Company and upon certain terminations of employment in connection with a change in control of the Company.

(3)	The market value of stock awards reported in the table is computed by multiplying the number of restricted shares reported by $0.17, the closing market price of the Company’s common stock on February 27, 2009, the last trading day of Fiscal 2009.

(4)	Mr. Muellner’s employment terminated on February 3, 2009.

(5)	Mr. Murdock became the Company’s Chief Executive Officer on February 5, 2009. The option awards described in the table were granted to him while he was a non-employee director. Each of the option awards vest and become exercisable in three equal and successive installments over the three year period commencing on the date of grant. The July 10, 2008 option grant was made under the Company’s 2008 Plan, the terms of which are substantially similar to the 1997 Plan.

(6)	In connection with the commencement of his employment with the Company on March 19, 2007, Mr. Ross was granted 150,000 stock options and 60,484 restricted shares of the Company’s Common Stock pursuant to the Company’s 1997 Plan. The stock options and restricted shares are subject to a four (4) year vesting schedule, with 25% vesting each year on the anniversary date of the grant date. Mr. Ross’s employment terminated on April 1, 2009.

(7)	Mr. Finkle’s employment terminated on October 3, 2008.

(8)	Mr. Davis’ employment terminated on April 25, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Employment Agreements” and “Severance and Other Benefits Payments Upon Termination of Employment or Change in Control” above for a description of the Previous Employment Agreements, Existing Employment Agreements, Retention Agreements and other agreements by and between the Company and certain of its Executive Officers.

The Company’s Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s directors and officers, and the Company’s Amended and Restated Bylaws (the “Bylaws”) require the Company to indemnify its directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current directors and executive officers has entered into a separate indemnification agreement with the Company. Finally, the Certificate and Bylaws limit the liability of directors to the Company or its stockholders to the fullest extent permitted by the DGCL.

On August 24, 2007 (the “Closing Date”), the Company entered into a Purchase Agreement (the “Purchase Agreement”) with five institutional investors (the “Investors”) pursuant to which the Investors purchased in a private placement 3,157,895 shares of the Company’s common stock, par value $0.01 (the “Common Shares”), at a purchase price of $1.90 per share. Gross proceeds from the sale of the Common Shares were approximately $6.1 million. Three of the Investors (the “Hummingbird Investors”) are controlled by a director of the Company, Paul D. Sonkin, through his management and control of Hummingbird Capital, LLC, the general partner of the Hummingbird Investors. The Hummingbird Investors purchased in the aggregate 526,316 of the Common Shares and paid a purchase price of $2.00 per share (or an aggregate purchase price of approximately $1.1 million) in accordance with applicable rules of the NASDAQ Stock Market. The approximate dollar value of the amount of Mr. Sonkin’s interest in the transaction is $45,000. Prior to the sale of the Common Shares to the Hummingbird Investors, Mr. Sonkin beneficially owned approximately 15.6% of the Company’s common stock.

In connection with entering into the Purchase Agreement on August 24, 2007, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement a registration statement was filed with the Securities and Exchange Commission (the “Commission”) and declared effective covering the resale of the Common Shares. Subject to certain exceptions if sales cannot be made pursuant to the registration statement, the Company must pay the Investors 1.5% of the aggregate purchase price of the Common Shares for each 30-day period (or portion thereof) during which sales under the registration statement are not permitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires that the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Directors, officers, and greater than 10% stockholders are required by the SEC to furnish the Company with copies of the reports they file.

Based solely on its review of the copies of such reports and written representations from certain reporting persons, the Company believes that all directors, executive officers and other Section 16(a) filing persons complied with all filing requirements applicable to them with respect to transactions during Fiscal 2008, except that Paul Sonkin inadvertently did not timely file a Form 4 to report an automatic grant of a stock option covering 5,000 shares of the Company’s Common Stock. Once Mr. Sonkin became aware of the missed filing, he promptly filed a Form 4 to reflect the option grant.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009, containing audited consolidated balance sheets as of February 29, 2008 and February 28, 2009, and the related consolidated statements of income, of stockholders’ equity, and of cash flows for the two year period ended February 28, 2009, accompanies this Proxy Statement. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended February 28, 2009, which the Company has filed with the SEC. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to John Elwood, the Company’s Chief Financial Officer, c/o Meade Instruments Corp., 27 Hubble, Irvine, California 92618. The Annual Report on Form 10-K is also available on the Company’s website at www.meade.com.

OTHER MATTERS

Matters Presented By Management

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Matters Presented By Stockholders

The Company’s Bylaws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including the nomination of persons for election as directors. Such items of business must be submitted in writing to the Secretary of the Company at the Company’s Headquarters (address shown on Page 1 of this Proxy Statement) and must be received not less than 60 days nor more than 90 days prior to the scheduled Annual Meeting date. Thus, unless the Company discloses a change in the scheduling of the next Annual Meeting, July 14, 2010, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by May 15, 2010. If the scheduled meeting date is changed and the

Company does not provide at least 70 days’ advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the Annual Meeting in which to submit proposals. In addition, the notice must meet all requirements contained in the Company’s Bylaws. Stockholders may contact the Secretary of the Company at the Company’s Headquarters for a copy of the relevant Bylaw provision regarding requirements for making stockholder proposals and nominating director candidates.

Proposals of Stockholders to be Included in Proxy Materials

For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2009 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than March 3, 2009.

Proposals of Stockholders for Board Membership

The Nominating and Governance Committee will consider written proposals from stockholders for nominees to the Board of Directors provided such stockholders (i) have no conflict-of-interest, as determined by the Nominating and Governance Committee, and (ii) beneficially own at least five percent (5%) of the Company’s outstanding common stock as determined in accordance with Regulation 13D-G of the Exchange Act. Nominations should be submitted to the Nominating and Governance Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the factors used by the Committee in evaluating possible candidates, as described in the Amended and Restated Charter of the Nominating and Governance Committee; (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock beneficially owned by such stockholders(s); (c) a statement detailing any relationship between the proposed nominee and the Company or any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominations must be submitted in the time frame described in the Company’s Bylaws (as described herein). Nominees recommended by stockholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.

By Order of the Board of Directors

John A. Elwood
Senior Vice President of Finance & Administration and
Chief Financial Officer

Irvine, California
June 29, 2009

ANNEX A

STAND-ALONE STOCK OPTION AGREEMENT

THIS STAND-ALONE STOCK OPTION AGREEMENT (this “Agreement”) dated as of the 13th day of March, 2009 by and between Meade Instruments Corp., a Delaware corporation (the “Company”), and Steven G. Murdock (the “Optionee”).

RECITALS

WHEREAS, the Optionee has been employed by the Company pursuant to that certain Employment Agreement dated as of March 11, 2009 (the “Employment Agreement”);

WHEREAS, the Company has granted to the Optionee, subject to stockholder approval at the Company’s 2009 Annual Meeting of Stockholders, a nonqualified stock option to purchase all or any part of 750,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option.  This Agreement evidences the Company’s grant to the Optionee of the right and option to purchase, subject to and on the terms and conditions set forth herein, and subject to stockholder approval at the Company’s 2009 Annual Meeting of Stockholders, all or any part of 750,000 shares of the Company’s Common Stock (the “Shares”) at the price of $0.22 per Share (the “Option”), exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before February 5, 2019 (the “Expiration Date”), unless earlier terminated pursuant to Section 8.

2. Exercisability of Option.  Subject to Section 1 and Section 8.2 hereof, the Option shall become exercisable in 25% increments on the following dates: May 5, 2009; August 5, 2009, November 5, 2009; and February 5, 2010. If the Optionee does not purchase all or any part of the Shares on the date on which the Optionee first becomes entitled to so purchase, the Optionee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole Shares, and fractional Share interests shall be disregarded. The Option may only be exercised as to at least one-hundred (100) Shares unless the number purchased is the total number at the time available for purchase under the Option.

3. Method of Exercise of Option.  The Option shall be exercisable by the delivery to the Secretary of the Company of a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by (i) delivery of an executed Exercise Agreement in the form attached hereto as Exhibit A, (ii) payment of the full purchase price of the Shares to be purchased, and (iii) payment in full of any tax withholding obligation under federal, state or local law. Payment shall be made in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) by notice and third party payment in such manner as may be authorized by the Board; or (iv) by the delivery of shares of Common Stock of the Company already owned by the Optionee, provided, however, that the Board may in its absolute discretion limit the Optionee’s ability to exercise the Option by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Optionee at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of the Option shall be valued at their fair market value on the date of exercise.

4. Tax Withholding.  Upon any exercise of the Option, the Company shall have the right at its option to (i) require the Optionee (or personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to the Option or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock, the Board may in its sole discretion grant to the Optionee the right to elect, pursuant to

Annex A - 1

such rules and subject to such conditions as the Board may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value to satisfy such withholding obligation.

5. Restrictions on Shares.  The Certificate of Incorporation and Bylaws of the Company, as either of them may be amended from time to time, may provide for restrictions with respect to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Agreement, such restrictions and limitations shall apply to any securities acquired upon exercise of the Option and are incorporated herein by this reference.

6. No Transferability; Limited Exception to Transfer Restrictions.

6.1 Limit on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 6 or by applicable law (i) the Option is non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; the Option shall be exercised only by the Optionee; and (ii) amounts payable or shares issuable pursuant to the Option shall be delivered only to (or for the account of) the Optionee.

6.2 Exceptions.  The Board may permit the Option to be exercised by and paid only to certain persons or entities related to the Optionee, including but not limited to members of the Optionee’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee’s family and/or charitable institutions, or to such other persons or entities as may be approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

6.3 Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in this Section 6 shall not apply to:

(i) transfers to the Company,

(ii) the designation of a beneficiary to receive benefits in the event of the Optionee’s death or, if the Optionee has died, transfers to or exercise by the Optionee’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(iii) transfers pursuant to a qualified domestic relations order if approved or ratified by the Board,

(iv) if the Optionee has suffered a disability, permitted transfers or exercises on behalf of the Optionee by his or her legal representative, or

(v) the authorization by the Board of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of the Option consistent with applicable laws and the express authorization of the Board.

7. No Employment Contract.  Nothing contained in this Agreement shall confer upon the Optionee any right to continue in the employ or other service of the Company or any of its subsidiaries, nor constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change the Optionee’s compensation or other benefits or to terminate the employment of the Optionee, with or without cause; provided, however, that nothing contained in this Agreement shall adversely affect any independent contractual right of the Optionee without his or her consent thereto.

8. Adjustment and Termination upon Certain Events.

8.1 Adjustments.  If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or there shall occur any

Annex A - 2

similar, unusual or extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety, then the Board shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of the Option, (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to the Option, (c) the grant, purchase, or exercise price of the Option, (d) the securities, cash or other property deliverable upon exercise of the Option, or (e) the performance standards appropriate to the Option, or (2) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of the Option or the cash, securities or property deliverable to the Optionee based upon the distribution or consideration payable to holders of the Common Stock of the Company upon or in respect of such event. In any of such events, the Board may take such action sufficiently prior to such event if necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

8.2 Acceleration of Option.

(a) Change in Control. Upon the occurrence of any of the following (each of which shall be hereafter referred to as a “Change in Control Event”), the Option shall become immediately exercisable in full:

(i) Any dissolution or liquidation of the Company in which there is a distribution to the stockholders of the Company;

(ii) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

(iii) Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary or other affiliate; or

(iv) Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company.

(b) Certain Terminations of Employment. If Optionee’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or is terminated by the Employee for Good Reason (as defined in the Employment Agreement), then the Option shall become immediately exercisable in full.

8.3 Possible Early Termination of Option.  If the Option has been fully accelerated under Section 8.2 or has otherwise become exercisable but is not exercised prior to or simultaneously with (i) a dissolution of the Company, or (ii) an event described in Section 8.2(a) that the Company does not survive, or (iii) the consummation of an event described in Section 8.2(a) that results in a change of control approved by the Board, the Option shall thereupon terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, exchange or other settlement of the Option.

Annex A - 3

8.4 Effect of Termination of Employment.

(a) General. Except as provided in paragraphs (b), (c), (d) and (e) below, if the Optionee’s employment by the Company terminates for any reason (the date of such termination being referred to as the “Severance Date”), the Optionee shall have, subject to earlier termination pursuant to or as contemplated by Section 1 or Section 8.3 hereof, three months after the Severance Date to exercise the Option to the extent it shall have become exercisable on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, shall terminate.

(b) Death or Disability. If the Optionee’s employment by the Company or any of its subsidiaries terminates as a result of “), a “permanent and total disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, and such other disabilities, infirmities, afflictions or conditions as the Board by rule may include (“Total Disability”) or death, the Optionee, the Optionee’s personal representative or his or her beneficiary, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 1 or Section 8.3 hereof, until 12 months after the Severance Date to exercise the Option to the extent it shall have become exercisable by the Severance Date. The Option to the extent not exercisable on the Severance Date shall terminate.

(c) Cause. If the Optionee’s employment by the Company is terminated for Cause (as defined in the Employment Agreement), the Option shall terminate on the Severance Date.

(d) Without Cause or Good Reason or Expiration. If (i) the Optionee’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by the Optionee for Good Reason (as defined in the Employment Agreement) or (ii) the term of the Employment Agreement expires without renewal, then the Optionee shall have, subject to earlier termination pursuant to or as contemplated by Section 1 or Section 8.3 hereof, one year after the Severance Date to exercise the Option.

(e) Board Discretion. Notwithstanding the foregoing provisions of this Section 8.4, in the event, or in anticipation, of a termination of employment with the Company for any reason, other than discharge for Cause, the Board may, in its discretion, increase the portion of the Option available to the Optionee, or the Optionee’s beneficiary or personal representative, as the case may be, or, subject to the provisions of Section 1 hereof, extend the exercisability period upon such terms as the Board shall determine and expressly set forth in or by amendment to this Agreement.

9. Shares to be Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

10. Assignment.  This Agreement cannot be directly or indirectly assigned or transferred by the Optionee in whole or in part without the prior written consent of the Company.

11. Notices.  Any notices, demands or requests of any kind whatsoever hereunder shall be given in writing and sent to the addresses set forth below or to such other address as either party may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 11 and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

12. Waiver.  The parties reserve the right to waive by mutual written consent for a specific period and under specific conditions any provision of this Agreement, provided that such waiver shall be limited to the period and conditions specified by mutual written consent and shall in no way constitute a general waiver, or be considered as evidence of any given interpretation of any provision so waived.

13. Governing Law.  This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law doctrines.

Annex A - 4

14. Arbitration.  As a material inducement to enter into this Agreement, to the fullest extent allowed by law, any controversy, claim or dispute between Optionee and the Company (and/or any of its owners, directors, officers, employees, agents, or related entities) relating to or arising out of the terms of this Agreement will be submitted to final and binding arbitration before a single neutral arbitrator in Orange County, California for determination in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery to the same extent as would be permitted in a court of law. The arbitrator shall issue a written decision, and shall have full authority to award all remedies which would be available in court. The Company shall pay the arbitrator’s fees and any AAA administrative expenses. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Possible disputes covered by the above include term or provision hereof, breach of contract, torts, violation of public policy, discrimination, harassment, or any other related claims, regardless of whether such dispute is initiated by Employee or the Company. Thus, this bilateral arbitration agreement fully applies to any and all claims that the Company may have against the Optionee in connection herewith. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EMPLOYEE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY. This bilateral arbitration agreement is to be construed as broadly as is permissible under relevant law. In connection with any arbitration proceeding commenced hereby, the prevailing party shall be entitled to reimbursement of its reasonable attorney’s fees and costs, including arbitrator fees.

15. Titles.  Titles and paragraph headings are for reference purposes only and are not to be considered a part of this Agreement.

16. Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

17. Entire Agreement.  The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement, the Employment Agreement and any modifications made pursuant hereto and thereto constitute the complete and exclusive written expression of the terms of the agreement between the parties, and supercede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this Agreement. The parties further agree that this Agreement may not in any way be explained or supplemented by a prior or existing course of dealings between the parties, by any usage of trade or custom, or by any prior performance between the parties pursuant to this Agreement or otherwise.

18. Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Compliance With Laws.  Notwithstanding anything else contained herein to the contrary, this Agreement, the granting and vesting of the Option and the offer, issuance and delivery of Shares under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered in respect of this Agreement will be subject to such restrictions, and to any restrictions the Company may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

Annex A - 5

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand.

MEADE INSTRUMENTS CORP., a
Delaware corporation

By:	/s/ John A. Elwood
John A. Elwood
Vice President — Finance and Chief
Financial Officer

EMPLOYEE:

/s/  Steven G. Murdock
Steven G. Murdock

Annex A - 6

EXHIBIT A

MEADE INSTRUMENTS CORP.

EXERCISE AGREEMENT

THIS EXERCISE AGREEMENT (this “Agreement”) dated as of the           day of          ,          , by and between Meade Instruments Corp., a Delaware corporation (the “Company”), and           (the “Purchaser”).

RECITALS

WHEREAS, the Company has granted to the Purchaser a nonqualified stock option (the “Option”) to purchase all or any part of a designated amount of authorized but unissued shares of common stock of the Company and, in connection therewith, the Company and the Purchaser entered into that certain Stand-Alone Stock Option Agreement dated as of the 13th day of March, 2009 (the “Option Agreement”) of which this Agreement is a part and into which this Agreement is incorporated;

WHEREAS, the Purchaser desires to exercise the Option and purchase from the Company and the Company wishes to issue and sell to the Purchaser           shares of its common stock, par value $0.01 per share (the “Common Stock”), to be sold at a price of $0.22 per share, in accordance with and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Common Stock.  The Company shall deliver to the Purchaser a stock certificate representing the shares of Common Stock against delivery to the Company by the Purchaser of the purchase price in the sum of $           (which represents the product of the $0.22 price per share and the number of shares, the “Purchase Price”).

2. Restrictions on Shares.  The shares of Common Stock acquired pursuant to Section 1 hereof are subject to, and the Purchaser agrees to be bound by, the provisions of Sections 5, 6 and 19 of the Option Agreement, incorporated herein by this reference.

3. Miscellaneous.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of California. This Agreement and the Option Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement may be amended by mutual agreement of the parties. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

(Signatures on following page)

Annex A - 7

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

MEADE INSTRUMENTS CORP.,
a Delaware corporation

By:

Name:

Title:

EMPLOYEE:

Steven G. Murdock

Annex A - 8

ANNEX B

AMENDMENT TO CERTIFICATE OF INCORPORATION

Meade Instruments Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (this “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors (the “Board”) of this Corporation, the Board adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of this Corporation. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that, subject to stockholder approval in accordance with the Delaware General Corporation Law, the first paragraph of Article IV of the Certificate of Incorporation of this Corporation is amended to read in its entirety as follows:

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue two classes of capital stock, designated respectively “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have authority to issue is Three Million Five Hundred Thousand (3,500,000) shares, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, $0.01 par value per share, and One Million (1,000,000) shares of Preferred Stock, $0.01 par value per share. Upon the effectiveness of the Certificate of Amendment of Certificate of Incorporation including this sentence, each twenty (20) shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder who would otherwise be entitled to less than one share of Common Stock shall, upon surrender of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the NASDAQ Capital Market on the date this Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware.”

SECOND:  That thereafter, pursuant to a resolution of the Board, the Annual Meeting of the Stockholders of this Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the above amendment.

THIRD:  That the above amendment was duly adopted in accordance with the applicable provisions of Section 222 and 242 of the Delaware General Corporation Law.

FOURTH:  That this Certificate of Amendment of Certificate of Incorporation shall be effective at 5:00 p.m., Eastern time, on August   , 2009.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer this           day of August, 2009.

MEADE INSTRUMENTS CORP.

By:
Steven G. Murdock
Chief Executive Officer

Annex B - 1

MEADE INSTRUMENTS CORP. ATTN: LEGAL DEPT. 27 HUBBLE IRVINE, CA 92618 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Meade Instruments Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Meade Instruments Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M15718-P83179 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MEADE INSTRUMENTS CORP. The Board recommends a vote FOR the nominees listed below and FOR proposals 2, 3 and 4. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. Vote on Directors 1. ELECTION OF CLASS II DIRECTORS Nominees: 0 0 0 01) Paul D. Sonkin 02) Steven G. Murdock 03) Timothy C. McQuay Vote on Proposals 04) Michael R. Haynes 05) Frederick H. Schneider, Jr. For Against Abstain 2. APPROVAL OF THE MURDOCK STAND-ALONE OPTION GRANT. 3. APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO (i) EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF 1-FOR-20 AND (ii) REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 2,500,000. 4. RATIFICATION OF APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010. 0 0 0 0 0 0 0 0 0 5. OTHER MATTERS In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting and at any adjournment thereof. 0 For address changes and/or comments, please check this box and write them on the back where indicated. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted for proposals (1) through (4) above, and as said proxies deem advisable on such other matters as may Please indicate if you plan to attend this meeting. 0 0 Yes No properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board. (Your signature(s) should conform to your name(s) as printed hereon.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 6, 2009: The Notice and Proxy Statement and Annual Report are available at http://www.meade.com/2009proxymaterials M15719-P83179 MEADE INSTRUMENTS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD The undersigned hereby appoints Steven G. Murdock and John A. Elwood, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Meade Instruments Corp. (the “Company”) held of record by the undersigned on June 21, 2009, the record date with respect to this solicitation, at the Annual Meeting of the Stockholders of the Company to be held at the Company’s Headquarters at 27 Hubble, Irvine, CA, 92618, beginning at 10:00 A.M., local time on Thursday, August 6, 2009, and at any adjournment thereof, upon the matters listed on the reverse side. Address Changes/Comments: If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on the reverse side) PLEASE SIGN, DATE AND RETURN THE PROXY CARD